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                                                                  EXHIBIT 3.1(M)


                            ARTICLES OF INCORPORATION

                                       OF

                                   CCJM, INC.



         FIRST: The name of this corporation is:

                                   CCJM, INC.

         SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THIRD: The total number of shares which this corporation shall have authority to issue is 1,000 shares all of one class.

         FOURTH: The name and address in the State of California of this corporation's initial agent for service of process is:

         Name                                     Address
         M. Armon Cooper                          One Maritime Plaza, Suite 250
                                                  San Francisco, CA 94111

         Article FIFTH shall, be added to read:

         FIFTH: This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable to the fullest extent permissible under California law."

         Dated as of the 13th day of December 1989.



                                      /s/ M. Armon Cooper
                                      -----------------------------------------
                                      M. Armon Cooper, Incorporator



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                                 ACKNOWLEDGMENT

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

         Dated: December 28, 1983.



                                      /s/ M. Armon Cooper
                                      -----------------------------------------
                                       M. Armon Cooper






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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                   CCJM, INC.
                            a California corporation


         WILLIAM W. HEINTZ and EFFIE F. ANASTASSIOU certify that:

         1. They are the President and Assistant Secretary, respectively, of CCJM, INC., a California corporation.

         2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

         "FIRST: The name of this corporation is:

                              DOLE CARROT COMPANY"

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

         4. The foregoing Amendment of Articles of Incorporation has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Executed on this 9th day of September, 1991.


                                            /s/ William W. Heintz
                                            -----------------------------------
                                             WILLIAM W. HEINTZ
                                             President



                                            /s/ Effie F. Anastassiou
                                            -----------------------------------
                                            EFFIE F. ANASTASSSIOU
                                             Assistant Secretary